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                                                       EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Spiegel, Inc.:

We consent to incorporation by reference in the registration statements No. 33-19663, 33-32385, 33-38478, 33-44780, 33-56200 and 33-51755 on Form S-8 of
Spiegel, Inc. of our report dated February 11, 1994, relating to the consolidated balance sheets of Spiegel, Inc., and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Spiegel, Inc.




                                                    /S/ KPMG PEAT MARWICK




Chicago, Illinois
March 29, 1994


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